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                                                                   EXHIBIT 23.01


                               CONSENT OF COUNSEL

          I hereby consent to the reference to myself under the caption "Legal Matters" in the Prospectus.


                                                 RAYMOND L. RIDGE, ESQ.

  Newport Beach, California

  July 11, 1995